Exhibit 10.1

SECOND AMENDMENT TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (the “Second Amendment”) dated October 28, 2011, is by and among StoneMor GP LLC, a Delaware limited liability company (the “General Partner”), StoneMor Partners L.P., a Delaware limited partnership (the “Partnership”), StoneMor Operating LLC, a Delaware limited liability company (the “Operating Company”), the Subsidiaries of the Operating Company set forth on the signature pages hereto (together with the Operating Company, each individually a “Borrower” and collectively, the “Borrowers” and together with the General Partner and the Partnership, each individually a “Credit Party” and collectively, the “Credit Parties”), the Lenders, and Bank of America, N.A., a national banking association, as Administrative Agent for the benefit of the Lenders (in such capacity, the “Administrative Agent”), and as Swing Line Lender and L/C Issuer.

BACKGROUND

A. Pursuant to that certain Second Amended and Restated Credit Agreement, entered into on April 29, 2011, by and among the parties hereto, as amended by that certain First Amendment to Second Amended and Restated Credit Agreement, dated August 4, 2011 (as amended, modified or otherwise supplemented from time to time, the “Credit Agreement”), the existing Lenders agreed, inter alia, to extend to the Borrowers (i) a revolving credit facility in the maximum aggregate principal amount of Fifty-Five Million Dollars ($55,000,000), and (ii) an acquisition facility in the maximum aggregate principal amount of Sixty-Five Million Dollars ($65,000,000).

B. The Borrowers have requested certain amendments to the Credit Agreement, and the Lenders are willing to agree to such amendments on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Definitions.

(a) General Rule. Except as expressly set forth herein, all capitalized terms used and not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

2. Amendment to Subsection (b) of Section 7.11 (Financial Covenants). Section 7.11(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(b) Minimum Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio for any Measurement Period ending in any quarter or year set forth below, to be less than the ratio set forth to the right of such quarter or year.

Quarter/Year	Required Consolidated Fixed Charge Coverage Ratio

Second fiscal quarter of 2011	1.08x

Third and fourth fiscal quarters of 2011	1.05x

2012 and thereafter	1.20x

3. Amendment and Restatement of Exhibit D. Exhibit D (Compliance Certificate) shall be amended, restated and replaced by Exhibit D attached to this Second Amendment.

4. Representations and Warranties. Each Credit Party hereby represents and warrants to the Administrative Agent and the Lenders that, as to such Credit Party:

(a) Representations. Each of the representations and warranties of or as to such Credit Party contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects on and as of the date hereof as if made on and as of the date hereof, except to the extent such representation or warranty was made as of a specific date;

(b) Power and Authority. (i) Such Credit Party has the power and authority under the laws of its jurisdiction of organization and under its organizational documents to enter into and perform this Second Amendment and any other documents which the Administrative Agent requires such Credit Party to deliver hereunder (this Second Amendment and any such additional documents delivered in connection with the Second Amendment are herein referred to as the “Second Amendment Documents”); and (ii) all actions, corporate or otherwise, necessary or appropriate for the due execution and full performance by such Credit Party of the Second Amendment Documents have been adopted and taken and, upon their execution, the Credit Agreement, as amended by this Second Amendment and the other Second Amendment Documents will constitute the valid and binding obligations of such Credit Party enforceable in accordance with their respective terms, except as such enforcement may be limited by any Debtor Relief Law from time to time in effect which affect the enforcement of creditors rights in general and the availability of equitable remedies;

(c) No Violation. The making and performance of the Second Amendment Documents will not (i) contravene, conflict with or result in a breach or default under any applicable law, statute, rule or regulation, or any order, writ, injunction, judgment, ruling or decree of any court, arbitrator or governmental instrumentality, (ii) contravene, constitute a default under, conflict or be inconsistent with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of any Credit Party pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, credit agreement or any other agreement or instrument to which any Credit Party is a party or by which it or any of its property or assets are bound or to which it may be subject or (iii) contravene or violate any provision of the certificate of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of limited liability company, limited liability company agreement or equivalent organizational document, as the case may be, any Credit Party;

(d) No Default. Immediately after giving effect to this Second Amendment, no Default or Event of Default has occurred and is continuing; and

(e) No Material Adverse Effect. No Material Adverse Effect has occurred since December 31, 2010.

(f) Organizational Documents. There have been no changes in the organizational documents of the Credit Parties since April 29, 2011 (or such later date as any such organizational documents were initial adopted), except as previously disclosed to the Administrative Agent in writing, certified copies of which have been previously provided to the Lenders;

5. Conditions to Effectiveness of Amendment. This Second Amendment shall be effective upon the Administrative Agent’s receipt of the following, each in form and substance reasonably satisfactory to the Administrative Agent:

(a) Second Amendment. This Second Amendment, duly executed by the Credit Parties and the Required Lenders;

(b) Lender Fees. The Operating Company shall have paid to the Administrative Agent, for the account of each Lender executing this Second Amendment, a fee equal to 0.10% of such Lender’s Acquisition Commitment and Revolving Credit Commitment.

(c) Other Fees and Expenses. Payment to the Administrative Agent, in immediately available funds, of all amounts necessary to reimburse the Administrative Agent for the reasonable fees and costs incurred by the Administrative Agent in connection with the preparation and execution of this Second Amendment and any other Credit Document, including, without limitation, all fees and costs incurred by the Administrative Agent’s attorneys;

(d) Consent and Waivers. Copies of any consents or waivers necessary in order for the Credit Parties to comply with or perform any of its covenants, agreements or obligations contained in any agreement which are required as a result of any Credit Party’s execution of this Second Amendment, if any; and

(e) Other Documents and Actions. Such additional agreements, instruments, documents, writings and actions as the Administrative Agent may reasonably request.

Upon the effectiveness of this Second Amendment, the amendment set forth in Section 2 shall be deemed effective on a retroactive basis to August 31, 2011.

6. No Waiver; Ratification. The execution, delivery and performance of this Second Amendment shall not (a) operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement or any other Credit Document and the agreements and documents executed in connection therewith or (b) constitute a waiver of any provision thereof. Except as expressly modified hereby, all terms, conditions and provisions of the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed by each of the Credit Parties. Nothing contained herein constitutes an agreement or obligation by the Administrative Agent or the Lenders to grant any further amendments to the Credit Agreement or any of the other Credit Documents.

7. Acknowledgments. To induce the Administrative Agent and the Amendment Lenders to enter into this Second Amendment, the Credit Parties acknowledge, agree, warrant, and represent that:

(a) Acknowledgment of Obligations; Collateral; Waiver of Claims. (i) the Credit Documents are valid and enforceable against, and all of the terms and conditions of the Credit Documents are binding on, the Credit Parties; (ii) the liens and security interests granted to the Collateral Agent, on behalf of the Secured Parties, by the Credit Parties pursuant to the Credit Documents are valid, legal and binding, properly recorded or filed and first priority perfected liens and security interests (subject to Permitted Liens); and (iii) the Credit Parties hereby waive any and all defenses, set offs and counterclaims which they, whether jointly or severally, may have or claim to have against each of the Secured Parties as of the date hereof.

(b) No Waiver of Existing Defaults. No Default or Event of Default exists immediately after giving effect to this Second Amendment. Nothing in this Second Amendment nor any communication between any Secured Party, any Credit Party or any of their respective officers, agents, employees or representatives shall be deemed to constitute a waiver of (i) any Default or Event of Default arising as a result of the foregoing representation proving to be false or incorrect in any material respect, or (ii) any rights or remedies which any Secured Party has against any Credit Party under the Credit Agreement or any other Credit Document and/or applicable law, with respect to any such Default or Event of Default arising as a result of the foregoing representation proving to be false or incorrect in any material respect.

8. Binding Effect. This Second Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

9. Governing Law. This Second Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without reference to the choice of law doctrine of the Commonwealth of Pennsylvania.

10. Headings. The headings of the sections of this Second Amendment are inserted for convenience only and shall not be deemed to constitute a part of this Second Amendment.

11. Counterparts. This Second Amendment may be executed in any number of counterparts with the same affect as if all of the signatures on such counterparts appeared on one document and each counterpart shall be deemed an original. Delivery of an executed counterpart of a signature page of this Second Amendment by telecopy or by electronic means shall be effective as delivery of a manually executed counterpart of this Second Amendment.

IN WITNESS WHEREOF, the parties hereto, by their respective duly authorized officers, have executed this Second Amendment to Amended and Restated Credit Agreement as of the date first above written.

General Partner:

STONEMOR GP LLC

By:	/s/ Paul Waimberg

Name:	Paul Waimberg

Title:	Vice President

Partnership:

STONEMOR PARTNERS L.P.
By:	STONEMOR GP LLC, its General Partner

By:	/s/ Paul Waimberg

Name:	Paul Waimberg

Title:	Vice President

Operating Company:

STONEMOR OPERATING LLC

By:	/s/ Paul Waimberg

Name:	Paul Waimberg

Title:	Vice President

Borrowers’ Signature Page to Second Amendment to Second Amended and Restated Credit Agreement

Additional Credit Parties

Alleghany Memorial Park Subsidiary, Inc.

Altavista Memorial Park Subsidiary, Inc.

Arlington Development Company

Augusta Memorial Park Perpetual Care Company

Bethel Cemetery Association

Beth Israel Cemetery Association of Woodbridge, New Jersey

Birchlawn Burial Park Subsidiary, Inc.

Cedar Hill Funeral Home, Inc.

Cemetery Investments Subsidiary, Inc.

Chapel Hill Associates, Inc.

Chapel Hill Funeral Home, Inc.

Clover Leaf Park Cemetery Association

Columbia Memorial Park Subsidiary, Inc.

Cornerstone Family Insurance Services, Inc.

Cornerstone Family Services of New Jersey, Inc.

Cornerstone Family Services of West Virginia Subsidiary, Inc.

Covenant Acquisition Subsidiary, Inc.

Covington Memorial Funeral Home, Inc.

Covington Memorial Gardens, Inc.

Crown Hill Cemetery Association

Eloise B. Kyper Funeral Home, Inc.

Forest Lawn Gardens, Inc.

Forest Lawn Memorial Chapel, Inc.

Forest Lawn Memory Gardens, Inc.

Glen Haven Memorial Park Subsidiary, Inc.

Henry Memorial Park Subsidiary, Inc.

Highland Memorial Park, Inc.

Hillside Memorial Park Association, Inc.

KIRIS Subsidiary, Inc.

Lakewood/Hamilton Cemetery Subsidiary, Inc.

Lakewood Memory Gardens South Subsidiary, Inc.

Laurel Hill Memorial Park Subsidiary, Inc.

Laurelwood Holding Company

Legacy Estates, Inc.

Locustwood Cemetery Association

Loewen [Virginia] Subsidiary, Inc.

Lorraine Park Cemetery Subsidiary, Inc.

Modern Park Development Subsidiary, Inc.

Northlawn Memorial Gardens

Oak Hill Cemetery Subsidiary, Inc.

By:	/s/ Paul Waimberg
Paul Waimberg, as Vice President of Finance for each of the above-named Credit Parties

Borrowers’ Signature Page to Second Amendment to Second Amended and Restated Credit Agreement

Ohio Cemetery Holdings, Inc.

Osiris Holding Finance Company

Osiris Holding of Maryland Subsidiary, Inc.

Osiris Holding of Rhode Island Subsidiary, Inc.

Osiris Management, Inc.

Osiris Telemarketing Corp.

Perpetual Gardens.Com, Inc.

PVD Acquisitions Subsidiary, Inc.

Prince George Cemetery Corporation

Rockbridge Memorial Gardens Subsidiary Company

Rose Lawn Cemeteries Subsidiary, Incorporated

Roselawn Development Subsidiary Corporation

Russell Memorial Cemetery Subsidiary, Inc.

SCI Puerto Rico Funeral and Cemetery Services, Inc.

Shenandoah Memorial Park Subsidiary, Inc.

Sierra View Memorial Park

Southern Memorial Sales Subsidiary, Inc.

Springhill Memory Gardens Subsidiary, Inc.

Star City Memorial Sales Subsidiary, Inc.

Stephen R. Haky Funeral Home, Inc.

Stitham Subsidiary, Incorporated

StoneMor Alabama Subsidiary, Inc.

StoneMor California, Inc.

StoneMor California Subsidiary, Inc.

StoneMor Georgia Subsidiary, Inc.

StoneMor Hawaii Subsidiary, Inc.

StoneMor North Carolina Funeral Services, Inc.

StoneMor Ohio Subsidiary, Inc.

StoneMor Tennessee Subsidiary, Inc.

StoneMor Washington, Inc.

Sunset Memorial Gardens Subsidiary, Inc.

Sunset Memorial Park Subsidiary, Inc.

Temple Hill Subsidiary Corporation

The Valhalla Cemetery Subsidiary Corporation

Virginia Memorial Service Subsidiary Corporation

W N C Subsidiary, Inc.

Wicomico Memorial Parks Subsidiary, Inc.

Willowbrook Management Corp.

By:	/s/ Paul Waimberg
Paul Waimberg, as Vice President of Finance for each of the above-named Credit Parties

Borrowers’ Signature Page to Second Amendment to Second Amended and Restated Credit Agreement

Alleghany Memorial Park LLC

Altavista Memorial Park LLC

Birchlawn Burial Park LLC

Cemetery Investments LLC

Cemetery Management Services, L.L.C.

Cemetery Management Services of Mid-Atlantic States, L.L.C.

Cemetery Management Services of Ohio, L.L.C.

CMS West LLC

CMS West Subsidiary LLC

Columbia Memorial Park LLC

Cornerstone Family Services of West Virginia LLC

Cornerstone Funeral and Cremation Services LLC

Covenant Acquisition LLC

Glen Haven Memorial Park LLC

Henlopen Memorial Park LLC

Henlopen Memorial Park Subsidiary LLC

Henry Memorial Park LLC

Juniata Memorial Park LLC

KIRIS LLC

Lakewood/Hamilton Cemetery LLC

Lakewood Memory Gardens South LLC

Laurel Hill Memorial Park LLC

Loewen [Virginia] LLC

Lorraine Park Cemetery LLC

Modern Park Development LLC

Oak Hill Cemetery LLC

Osiris Holding of Maryland LLC

Osiris Holding of Pennsylvania LLC

Osiris Holding of Rhode Island LLC

Plymouth Warehouse Facilities LLC

PVD Acquisitions LLC

Rockbridge Memorial Gardens LLC

Rolling Green Memorial Park LLC

Rose Lawn Cemeteries LLC

Roselawn Development LLC

Russell Memorial Cemetery LLC

Shenandoah Memorial Park LLC

Southern Memorial Sales LLC

Springhill Memory Gardens LLC

Star City Memorial Sales LLC

Stitham LLC

By:	/s/ Paul Waimberg
Paul Waimberg, as Vice President of Finance for each of the above-named Credit Parties

Borrowers’ Signature Page to Second Amendment to Second Amended and Restated Credit Agreement

StoneMor Alabama LLC

StoneMor Arkansas Subsidiary LLC

StoneMor Cemetery Products LLC

StoneMor Colorado LLC

StoneMor Colorado Subsidiary LLC

StoneMor Florida Subsidiary LLC

StoneMor Georgia LLC

StoneMor Hawaii LLC

StoneMor Hawaiian Joint Venture Group LLC

StoneMor Holding of Pennsylvania LLC

StoneMor Illinois LLC

StoneMor Illinois Subsidiary LLC

StoneMor Indiana LLC

StoneMor Indiana Subsidiary LLC

StoneMor Iowa LLC

StoneMor Iowa Subsidiary LLC

StoneMor Kansas LLC

StoneMor Kansas Subsidiary LLC

StoneMor Kentucky LLC

StoneMor Kentucky Subsidiary LLC

StoneMor Michigan LLC

StoneMor Michigan Subsidiary LLC

StoneMor Mississippi LLC

StoneMor Mississippi Subsidiary LLC

StoneMor Missouri LLC

StoneMor Missouri Subsidiary LLC

StoneMor North Carolina LLC

StoneMor North Carolina Subsidiary LLC

StoneMor Ohio LLC

StoneMor Oklahoma LLC

StoneMor Oklahoma Subsidiary LLC

StoneMor Oregon LLC

StoneMor Oregon Subsidiary LLC

StoneMor Pennsylvania LLC

StoneMor Pennsylvania Subsidiary LLC

StoneMor Puerto Rico LLC

StoneMor Puerto Rico Subsidiary LLC

StoneMor South Carolina LLC

StoneMor South Carolina Subsidiary LLC

StoneMor Washington Subsidiary LLC

By:	/s/ Paul Waimberg
Paul Waimberg, as Vice President of Finance for each of the above-named Credit Parties

Borrowers’ Signature Page to Second Amendment to Second Amended and Restated Credit Agreement

Sunset Memorial Gardens LLC

Sunset Memorial Park LLC

Temple Hill LLC

The Valhalla Cemetery Company LLC

Tioga County Memorial Gardens LLC

Virginia Memorial Service LLC

WNCI LLC

Wicomico Memorial Parks LLC

Woodlawn Memorial Park Subsidiary LLC

By:	/s/ Paul Waimberg
Paul Waimberg, as Vice President of Finance for each of the above-named Credit Parties

Borrowers’ Signature Page to Second Amendment to Second Amended and Restated Credit Agreement

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Fani Davidson

Name:	Fani Davidson

Title:	Assistant Vice President

Administrative Agent’s Signature Page to Second Amendment to Second Amended and Restated Credit Agreement

BANK OF AMERICA, N.A., as a Lender,
L/C Issuer and Swing Line Lender

By:	/s/ Kenneth G. Wood
Name: Kenneth G. Wood
Title: Senior Vice President

Lender’s Signature Page to Second Amendment to Second Amended and Restated Credit Agreement

SOVEREIGN BANK

By:	/s/ Daniel Vereb

Name:	Daniel Vereb

Title:	Senior Vice President

Lender’s Signature Page to Second Amendment to Second Amended and Restated Credit Agreement

TD BANK, N.A.

By:	/s/ Peter L. Davis

Name:	Peter L. Davis

Title:	Senior Vice President

Lender’s Signature Page to Second Amendment to Second Amended and Restated Credit Agreement

CAPITAL ONE, N.A.

By:	/s/ Allison Sardo
Name: Allison Sardo
Title: Senior Vice President

Lender’s Signature Page to Second Amendment to Second Amended and Restated Credit Agreement

FIRST NIAGARA BANK, N.A.

By:	/s/ Henry G. Kush, Jr.

Name:	Henry G. Kush, Jr.

Title:	Vice President

Lender’s Signature Page to Second Amendment to Second Amended and Restated Credit Agreement

SUN NATIONAL BANK

By:	/s/ Michael Coulter

Name:	Michael Coulter

Title:	Senior Vice President

Lender’s Signature Page to Second Amendment to Second Amended and Restated Credit Agreement

TRISTATE CAPITAL BANK

By:	/s/ Kent Nelson

Name:	Kent Nelson

Title:	Senior Vice President

Lender’s Signature Page to Second Amendment to Second Amended and Restated Credit Agreement

BENEFICIAL MUTUAL SAVINGS BANK

By:	/s/ Mark G. Tressel

Name:	Mark G. Tressel

Title:	Vice President

Lender’s Signature Page to Second Amendment to Second Amended and Restated Credit Agreement

FOX CHASE BANK

By:	/s/ Paul A. Pyfer

Name:	Paul A. Pyfer

Title:	Senior Vice President

Lender’s Signature Page to Second Amendment to Second Amended and Restated Credit Agreement

RAYMOND JAMES BANK, FSB

By:	/s/ Scott G. Axelrod
Name: Scott G. Axelrod
Title: Vice President

Lender’s Signature Page to Second Amendment to Second Amended and Restated Credit Agreement

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:             ,

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Second Amended and Restated Credit Agreement, dated April 29, 2011, as amended (as amended, modified or otherwise supplemented from time to time, the “Agreement”), the terms defined therein being used herein as therein defined), among StoneMor Operating LLC, a Delaware limited liability company (the “Operating Company”), each of the Subsidiaries of the Operating Company (each individually a “Borrower” and collectively, the “Borrowers”), StoneMor GP LLC, a Delaware limited liability company (the “General Partner”), StoneMor Partners L.P., a Delaware limited liability partnership (the “Partnership”, together with the General Partner and the Borrowers, each a “Credit Party” and collectively, the “Credit Parties”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender. Unless otherwise indicated, all capitalized terms used and not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the                      of the General Partner, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Credit Parties, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1. The Credit Parties have delivered the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Credit Parties ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1. The Credit Parties have delivered the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Credit Parties ended as of the above date. Such consolidated financial statements fairly present in all material respects the financial condition, results of operations and cash flows of the Partnership and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Credit Parties during the accounting period covered by such financial statements.

Form of Compliance Certificate

3. The review described in paragraph 2 above did not disclose, and I have no knowledge of, the existence of any condition or the occurrence of any event which constitutes a Default or Event of Default during or at the end of the fiscal period covered by the financial statements described in paragraph 1 above[, except as set forth below].

4. The representations and warranties of the Credit Parties contained in Article V of the Agreement and all representations and warranties of any Credit Party that are contained in any document furnished at any time under or in connection with the Credit Documents, are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.

5. The financial covenant analyses and information set forth on Schedule 1 attached hereto are true and accurate for the fiscal period covered thereby.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of                     ,                     .

STONEMOR GP LLC

By:

Name:

Title:

Form of Compliance Certificate

For the Quarter/Year ended             , 201     (“Statement Date”)

SCHEDULE 1

to the Compliance Certificate

($ in 000’s)

I	Section 7.11(a) – Minimum EBITDA.

A.	Consolidated EBITDA for Measurement Period ending on above date (the “Subject Period”):		$

	1.	Consolidated Net Income of the Partnership and its Subsidiaries for Subject Period:	$

	2.	Consolidated interest expense of the Partnership and its Subsidiaries for Subject Period:	$

	3.	Provision for income taxes for Subject Period:	$

	4.	Depreciation and amortization expenses for Subject Period:	$

	5.	Non-cash cost for Cemetery Property and real property sold for Subject Period:	$

	6.	Any extraordinary losses for Subject Period:	$

	7.	Losses from sales of assets other than inventory and Cemetery Property and real property sold in the ordinary course of business for Subject Period:	$

	8.	Other non-cash items (including, without limitation, one time charges associated with “cheap stock” compensation expense) for the Subject Period:	$

Form of Compliance Certificate

	9.	Reasonable fees, costs and expenses, without duplication, incurred in connection with (i) the Seventh Amendment to the Existing Credit Agreement and the related amendment to the Note Purchase Agreement (as defined in the Existing Credit Agreement), (ii) the Eighth Amendment to the Existing Credit Agreement and Refinancing Issuance (as defined therein), (iii) the Senior Note Refinancing (as defined in the Existing Credit Agreement), (iv) the Agreement and the other Credit Documents, including any future amendment, restatement, supplement or other modification of the Agreement or any of the other Credit Documents and (v) to the extent permitted under the Credit Agreement, the issuance of Equity Interests and debt securities by the Partnership (it being agreed that the addback described above shall be permitted with respect to each amendment or other transaction described above irrespective of whether such amendment or transaction is actually consummated):	$

	10.	Any extraordinary gains for the Subject Period:	$

	11.	Gains from sales of assets other than inventory and Cemetery Property and real property sold in the ordinary course of business for the Subject Period:	$

	12.	The amount of non-cash gains (other than as a result of deferral of purchase price with respect to notes or installment sale contracts received in connection with the sales of Cemetery Property) for the Subject Period:	$

	13.	Other non-cash gains for the Subject Period:	$

	14.	Balance Sheet Adjustments (including 14a - any changes arising as a result of the Highland Capital Sale)	$

	14a	Adjustment for changes arising as a result of the Highland Capital Sale	$

	15.	Pro Forma Basis Adjustments	$

	16.	Consolidated EBITDA (Lines I.A. 1+2 + 3+ 4 + 5 + 6 + 7 + 8 + 9 –10 – 11 – 12 – 13 +/– 14 +14a +/– 15):	$

B.	$52,000,000		$

C.	80% of Permitted Acquisition Step-Up		$

D.	Minimum required: (Line I.B.+ I.C.)		$

E.	Excess (deficient) for covenant compliance (Line I.A. 16 – I.D):		$

Form of Compliance Certificate

II	Section 7.11(b) – Minimum Consolidated Fixed Charge Coverage Ratio.

A.	Consolidated EBITDA for Subject Period (Line I.A. 16 above):	$

B.	Cash dividends or distributions made by the Partnership for Subject Period:	$

C.	Consolidated Fixed Charges for Subject Period:	$

D.	Consolidated Fixed Charge Coverage Ratio ((Line II.A - II.B) ÷ Line II.C):		to 1.0

	Minimum required:		1.08 to 1.0 (2nd Quarter of 2011); 1.05 to 1.0 (3rd and 4th Quarters of 2011); 1.20 to 1.0 (2012 and thereafter)

III	Section 7.11(c) – Consolidated Leverage Ratio

A.	Consolidated Funded Indebtedness for Subject Period:	$

B.	Consolidated EBITDA for Subject Period (Line I.A.16 above):	$

C.	Consolidated Leverage Ratio for Subject Period (Line III.A ÷ III.B):		to 1.0

	Maximum permitted:		3.75 to 1.0 until 12/31/10; 3.65 to 1.0 after 12/31/10 (thereafter)

IV	Section 7.11(d) – Maximum Maintenance Capital Expenditures

A.	Capital Expenditures of the Partnership and any of its Subsidiaries for Subject Period:	$

B.	Capital Expenditures of the Partnership and any of its Subsidiaries representing amounts paid in connection with improvements which enhance (as opposed to maintain) the value of property for Subject Period:	$

Form of Compliance Certificate

C.	Capital Expenditures of the Partnership and any of its Subsidiaries representing amounts paid in connection with the purchase or construction of mausoleums for Subject Period:	$

D.	Capital Expenditures of the Partnership and any of its Subsidiaries representing amounts paid in connection with Permitted Acquisitions for Subject Period:	$

E.	Maintenance Capital Expenditures for Subject Period (Line IV.A – (IV.B + C + D):	$

	Maximum permitted:		2010, 2011 - $4,600,000 2012 - $5,200,000 2013 - $5,800,000 2014, thereafter - $6,500,000

Form of Compliance Certificate